Exhibit 99.1

Sonnet BioTherapeutics Provides Fiscal Year 2021 Third Quarter Business and Earnings Update

●	Expanded FHAB Intellectual Property Portfolio
●	Completed $15.9 million At-The-Market Financing
●	SON-1010 and SON-080 on track for IND submissions by calendar year end

PRINCETON, NJ / ACCESSWIRE / August 16, 2021 / Sonnet BioTherapeutics Holdings, Inc. (NASDAQ:SONN) (“Sonnet” or the “Company”), a biopharmaceutical company developing innovative targeted biologic drugs, announced today its financial results for the three months ended June 30th, 2021 and provided a business update.

“Throughout the quarter, we’ve continued to make several advancements towards the clinic with our proprietary Fully Human Albumin Binding (FHAB) pipeline assets, and our partnered product” commented Pankaj Mohan, Ph.D., Founder and CEO. “We are progressing our SON-1010 (FHAB-IL12) and SON-080 (Low-dose IL-6) programs, with IND applications on track to be filed with the FDA for both before the end of 2021, with an additional IND for SON-1210 (IL12-FHAB-IL15) during the first half of 2022. We remain confident that the ability to deliver a therapeutic payload in a more targeted manner than traditional, wild-type cytokines has the potential to result in greater efficacy with an improved toxicity profile.”

“We are pleased with our ongoing financing strategy, which is designed to provide the company with the funding necessary to advance our R&D activities and to grow the company beyond 2021,” commented Jay Cross, CFO.

FY 2021 Third Quarter and Recent Corporate Updates

Sonnet provided the following corporate updates:

In May 2021, Sonnet entered into a license agreement with New Life Therapeutics, granting exclusive licenses to develop and commercialize SON-080 for the prevention, treatment, or palliation of diabetic peripheral neuropathy in certain territories in Asia.

In June 2021, the United States Patent and Trademark Office issued U.S. Patent No. 11,028,166 entitled “Albumin Domain Fusion Proteins” that covers Sonnet’s FHAB technology. The patent also includes therapeutic fusion proteins that utilize FHAB for tumor targeting and retention, thereby providing extended pharmacokinetics.

In June 2021, Sonnet executed its final issuance of shares of its common stock under the At-the-Market Sales Agreement, pursuant to which the Company executed issuances of an aggregate of 7,454,238 Shares for aggregate gross proceeds of $15,874,999.

FY 2021 Third Quarter Ended June 30, 2021 Financial Results

●	As of June 30, 2021, Sonnet had $6.0 million cash on hand.
●	Research and development expenses were $3.9 million for the three months ended June 30, 2021, compared to $2.5 million for the three months ended June 30, 2020. The increase of $1.4 million was primarily due to increased expenditures for the development of the cell line for IL12-FHAB and IL12-FHAB-IL15 and increased costs for research and development activities due to the acquisition of Relief and an increase in payroll and share-based compensation expense as operations are expanded.
●	General and administrative expenses were $2.4 million for the three months ended June 30, 2021, compared to $2.5 million for the three months ended June 30, 2020. The decrease of $0.1 million was primarily due to a $0.9 million decrease in professional fees and transaction-related fees associated with the closing of the merger, offset by an increase in payroll and share-based compensation expense of $0.7 million to support expanded operations.

About Sonnet BioTherapeutics Holdings, Inc.

Sonnet BioTherapeutics is an oncology-focused biotechnology company with a proprietary platform for innovating biologic drugs of single or bispecific action. Known as FHAB (Fully Human Albumin Binding), the technology utilizes a fully human single chain antibody fragment (scFv) that binds to and “hitch-hikes” on human serum albumin (HSA) for transport to target tissues. FHAB is the foundation of a modular, plug-and-play construct for potentiating a range of large molecule therapeutic classes, including cytokines, peptides, antibodies and vaccines.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Sonnet Biotherapeutics Investor Contact

Michael V. Morabito, Ph.D.

Solebury Trout

917-936-8430

mmorabito@soleburytrout.com

Sonnet BioTherapeutics Holdings, Inc.

Consolidated Balance Sheets

(unaudited)

	June 30,	September 30,
	2021	2020
Assets
Current assets:
Cash	$6,038,190	$7,349,903
Prepaid expenses and other current assets	934,213	287,738
Total current assets	6,972,403	7,637,641
Property and equipment, net	58,644	67,889
Operating lease right-of-use asset	144,787	205,919
Other assets	—	82,959
Total assets	$7,175,834	$7,994,408
Liabilities and stockholders’ equity
Current liabilities:
Related-party notes	$748	$21,184
Accounts payable	2,150,791	2,057,559
Accrued expenses	2,508,956	2,063,678
Operating lease liability	91,239	82,060
Deferred income	1,000,000	500,000
Total current liabilities	5,751,734	4,724,481
Note payable	—	124,878
Operating lease liability	55,464	125,132
Total liabilities	5,807,198	4,974,491

Stockholders’ equity:
Preferred stock; $0.0001 par value: 5,000,000 shares authorized. No shares issued or outstanding	—	—
Common stock; $0.0001 par value: 125,000,000 shares authorized; 24,757,847 and 14,724,105 issued and outstanding at June 30, 2021 and September 30, 2020, respectively	2,475	1,472
Additional paid-in capital	56,103,306	39,723,702
Accumulated deficit	(54,737,145)	(36,705,257)
Total stockholders’ equity	1,368,636	3,019,917
Total liabilities and stockholders’ equity	$7,175,834	$7,994,408

Sonnet BioTherapeutics Holdings, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Operating expenses:
Research and development	$3,887,261	$2,455,822	$11,598,835	$5,166,485
Acquired in-process research and development	—	6,826,495	—	6,826,495
General and administrative	2,352,268	2,484,148	6,541,717	4,753,428
Loss from operations	(6,239,529)	(11,766,465)	(18,140,552)	(16,746,408)

Interest (income) expense	—	(3,798)	—	10,344
Foreign exchange loss	(1,513)	(8,787)	(16,837)	(8,787)
Other income	125,501	—	125,501	—
Net loss	$(6,115,541)	$(11,779,050)	$(18,031,888)	$(16,744,851)
Share information:
Net loss per share, basic and diluted	$(0.27)	$(1.05)	$(0.93)	$(2.23)
Weighted average shares outstanding, basic and diluted	22,502,202	11,263,559	19,482,287	7,518,091